
                                                                     EXHIBIT 3.2
                              TABLE OF CONTENTS
                                    OF THE
                              AMENDED BYLAWS OF

                   MEDICAL IMAGING CENTERS OF AMERICA, INC.

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ARTICLE I                 OFFICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

         Section 1.       Principal Executive Offices . . . . . . . . . . . . . . . . . . . . .      1
         Section 2.       Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

ARTICLE II                MEETINGS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . .      1

         Section 1.       Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         Section 2.       Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         Section 3.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Section 4.       Adjourned Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Section 5.       Notice and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Section 6.       Validation of Meetings Held Without
                              Proper Call or Notice . . . . . . . . . . . . . . . . . . . . . .      3
         Section 7.       Quorum    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Section 8.       Action Without a Meeting  . . . . . . . . . . . . . . . . . . . . . .      4
         Section 9.       Elections of Directors  . . . . . . . . . . . . . . . . . . . . . . .      5
         Section 10.      Proxies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Section 11.      Inspectors of Election  . . . . . . . . . . . . . . . . . . . . . . .      5

ARTICLE III               DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

         Section 1.       Powers    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Section 2.       Number and Qualifications
                              of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         Section 3.       Election and Term of Office . . . . . . . . . . . . . . . . . . . . .      8
         Section 4.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         Section 5.       Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         Section 6.       Telephonic Meetings . . . . . . . . . . . . . . . . . . . . . . . . .      9
         Section 7.       Organization Meeting  . . . . . . . . . . . . . . . . . . . . . . . .      9
         Section 8.       Other Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . .      9
         Section 9.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .      9
         Section 10.      Notice of Directors' Meetings . . . . . . . . . . . . . . . . . . . .      9
         Section 11.      Quorum    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
         Section 12.      Voting    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
         Section 13.      Validation of Meetings Held Without
                              Proper Call or Notice . . . . . . . . . . . . . . . . . . . . .       10
         Section 14.      Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
         Section 15.      Unanimous Written Consent to
                              Actions Taken . . . . . . . . . . . . . . . . . . . . . . . . .       10
         Section 16.      Fees and Compensation . . . . . . . . . . . . . . . . . . . . . . .       10
         Section 17.      Executive Committee . . . . . . . . . . . . . . . . . . . . . . . .       11


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ARTICLE IV                OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11

         Section 1.       Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
         Section 2.       Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
         Section 3.       Subordinate Officers  . . . . . . . . . . . . . . . . . . . . . . .        11
         Section 4.       Removal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
         Section 5.       Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
         Section 6.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
         Section 7.       Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . .        12
         Section 8.       President . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
         Section 9.       Vice-Presidents . . . . . . . . . . . . . . . . . . . . . . . . . .        12
         Section 10.      Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
         Section 11.      Chief Financial Officer . . . . . . . . . . . . . . . . . . . . . .        13

ARTICLE V                 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .        13

         Section 1.       Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
         Section 2.       Director Inspection of Corporate
                              Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
         Section 3.       Shareholder Inspection of
                              Corporate Records . . . . . . . . . . . . . . . . . . . . . . .        14
         Section 4.       Annual and Financial Reports  . . . . . . . . . . . . . . . . . . .        15
         Section 5.       Share Certificates  . . . . . . . . . . . . . . . . . . . . . . . .        15
         Section 6.       Representation of Shares of
                              Other Corporations  . . . . . . . . . . . . . . . . . . . . . .        17
         Section 7.       Registrars and Transfer Agents  . . . . . . . . . . . . . . . . . .        17
         Section 8.       Subchapter S Election . . . . . . . . . . . . . . . . . . . . . . .        17
         Section 9.       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .        17
         Section 10.      Checks, Drafts and Other Instruments  . . . . . . . . . . . . . . .        17
         Section 11.      Execution of Contracts and Instruments  . . . . . . . . . . . . . .        17
         Section 12.      Construction and Definitions  . . . . . . . . . . . . . . . . . . .        18
         Section 13.      Indemnification and Liability Insurance . . . . . . . . . . . . . .        18

ARTICLE VI                RESTRICTIONS ON TRANSFER OF SHARES  . . . . . . . . . . . . . . . .        18

         Section 1.       Options to Purchase . . . . . . . . . . . . . . . . . . . . . . . .        18
         Section 2.       Nonmonetary Consideration . . . . . . . . . . . . . . . . . . . . .        19
         Section 3.       Waiver    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
         Section 4.       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20

ARTICLE VII               AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21

         Section 1.       Power of Shareholders . . . . . . . . . . . . . . . . . . . . . . .        21
         Section 2.       Power of Directors  . . . . . . . . . . . . . . . . . . . . . . . .        21

CERTIFICATE OF INCORPORATOR         . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
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                      BYLAWS FOR THE REGULATION, EXCEPT AS
                        OTHERWISE PROVIDED BY STATUTE OR
                         ITS ARTICLES OF INCORPORATION,

                                       OF

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.


                                   ARTICLE I

                                    OFFICES

         Section 1. Principal Executive Offices. The principal executive office of the Corporation is hereby fixed and located at 4217 Lomo Del Sur, La Mesa, California 92041. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another. Any such change of location may be noted on the Bylaws by the Secretary opposite this section or this section may be amended to state the new location.

         Section 2. Other Offices. Other offices of the Corporation may be established by the Board of Directors at any place or places where the Corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS


         Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal executive office of the Corporation, at the place specified in the notice or at any other place within or without the State of California designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

         Section 2. Annual Meetings. The annual meetings of shareholders shall be held on the third Friday of October of each year at 10:00 a.m. of said day; provided, however, that should said day fall on a legal holiday then any such annual meeting of shareholders shall be held at the same time and place on the next full business day thereafter ensuing. At annual meetings of shareholders, Directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.


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
         Section 3. Special Meetings. Special meetings of shareholders may be called for the purposes of taking any action permitted by shareholders under the California General Corporations Law and the Articles of Incorporation at any time by the Chairman of the Board or the President, or by the Board of Directors, or by one (1) or more shareholders holding not less than ten percent (10%) of the shares entitled to vote at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board, President, vice-president or Secretary by any person or persons (other than the Board) entitled to call a special meeting of the shareholders, the officer shall cause notice to be given to shareholders entitled to vote at the meeting as set forth in Article II,
Section 5 hereinbelow. In the event such notice has not been given within twenty (20) days after receipt of the request, the person or persons entitled to call the meeting may give the notice. No business other than that described in the notice of the meeting may be transacted at a special meeting of shareholders.

         Section 4. Adjourned Meetings. Any meeting of shareholders, whether or not a quorum is present or has been established, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy. When any meeting of shareholders is adjourned for forty-five (45) days or more, or a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting as specified in Article II,
Section 5 hereof. If a meeting of shareholders is adjourned for a total of less than forty-five (45) days, notice of the time and place of the adjourned meeting or the business to be transacted need not be given in the event the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         Section 5. Notice and Waiver. Written notice of every meeting of shareholders shall be given to each shareholder entitled to vote at such meeting, either personally or by mail, telegram or other means of written communication, charges pre-paid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. In the event any notice or report addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been fully given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or report to any other shareholder. If no address appears on the books of the Corporation and a shareholder gives no address, notices shall be deemed to have been given to such shareholder if sent by mail, telegram or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or if published at least once in a newspaper of general circulation in the County in which the principal executive office of the Corporation is located.

                 All notices shall be personally delivered, deposited in the mail, or sent by other means of written communication to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before such meeting. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, assistant secretary or any transfer agent of the Corporation shall be prima facie evidence of the giving of the notice.

                 Except in special cases where other express provision is made by statute, notice of meetings shall contain the following information:

                 (a)      The place, the date, and the hour of the meeting;

                 (b) The general nature of the business to be transacted or proposed, if any, including but not limited to actions with respect to the approval of (i) a contract or other transaction with an interested Director,
(ii) the amendment of the Articles of Incorporation, (iii) a merger, exchange or sale of assets reorganization as defined by section 181 of the California General Corporations Law, (iv) the voluntary dissolution of the Corporation, or
(v) a distribution and dissolution other than in accordance with the rights of outstanding preferred shares, if any;

                 (c) If Directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election, if any; and

                 (d) In the case of an annual meeting, those matters which the Board of Directors at the time of the mailing of the notice intends to present for action by the shareholders.

         Section 6. Validation of Meetings Held Without Proper Call or Notice. The transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if either before or after the meeting, each of the persons entitled to vote and not present in person or by proxy, or who though present has at the beginning of the meeting objected to the transaction of any business because the meeting was not lawfully called or convened or has objected to the consideration of particular matters of business required to have been included in the notice of the meeting but not so included, signs a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 7. Quorum. The presence in person or by proxy of the holders of majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding a withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 8. Action Without a Meeting. Except with respect to the election of Directors as hereinafter provided, any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice except as hereinafter set forth, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voted. In the event the consents of all shareholders entitled to vote have not been solicited in writing, notices shall be given in the manner as provided in Section 5 of Article II of these Bylaws as follows:

                 (a) At least ten (10) days before consummation of the action authorized by shareholder approval, notice shall be given of shareholder approval of (i) a contract or other transaction with an interested Director,
(ii) indemnification of an agent of the Corporation, (iii) a merger, exchange or sale of assets reorganization as defined in section 181 of the California General Corporations Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

                 (b) Promptly with respect to any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.

                 In the event the Board of Directors has not fixed a record date as provided in Section 1 of Article V of these Bylaws, for the determination of shareholders entitled to give such written consent, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later, and in the event no prior action by the Board has been taken the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

                 Any shareholder giving a written consent, or the shareholder's proxyholders or a transferee of the shares or personal representative of the shareholder of their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

                 Directors may be elected without a meeting by unanimous written consent of the persons who would be entitled to vote for the election of Directors; provided that in the event a vacancy on the Board of Directors exists and has not been filled by the Directors, a Director may be elected at any time without prior notice by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of Directors.

         Section 9. Elections of Directors. In any election of Directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of Directors to be elected by such shares are elected. Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

                 Every shareholder entitled to vote at any election of Directors may cumulate such shareholder's votes and give one (1) candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided however, that no shareholder shall be entitled to cumulate votes unless the name of each such candidate has been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate such shareholder's votes.

         Section 10. Proxies. Every person entitled to vote shares shall have the right to do so in person or by one (1) or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation. Any proxy executed is not revoked and continues in full force and effect until (i) a writing stating that the Proxy is revoked or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

         Section 11. Inspectors of Election. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall either be one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

                 The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effectiveness of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                 The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.


                                  ARTICLE III

                                   DIRECTORS

         Section 1. Powers. Subject to the limitations of the Articles of Incorporation and of the California General Corporations Law as to action to be authorized or approved by the shareholders, the business and affairs of the Corporation shall be managed and all the corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person or persons provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, the Directors shall have the following powers;

                 First: To select and remove all the officers, agents and employees of the Corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws; fix their compensation; and require from them security for faithful service.

                 Second: To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or the Articles of Incorporation or these Bylaws, as they may deem best.

                 Third: To change the principal executive office and the principal office for the transaction of business of the Corporation from one location to another as provided in Article I, Section 1 hereof; to fix and locate from time to time one (1) or more subsidiary offices of the Corporation within or without the State of California as provided in Article I, Section 2 hereof; to designate any place within or without the state for the holding of any meeting or meetings of shareholders; to adopt, make and use the corporate seal and to prescribe the forms of certificates of shares; and to alter the form of such seal and certificates from time to time as in their judgment they deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

                 Fourth: To authorize issuance of shares of the Corporation from time to time upon such terms as may be lawful in consideration of money paid, labor done, services actually rendered to the Corporation or for its benefit or in its formation or reorganization, debts or securities canceled, and tangible or intangible property actually received either by the Corporation or any one of its wholly owned subsidiaries, if any, or as a share dividend or upon a stock split, reverse stock split, reclassification, conversion or exchange of shares for shares of another class or series of shares, but not in consideration of promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or pursuant to a stock purchase plan or agreement or stock option plan or agreement authorized by section 408 of the California General Corporations
Law) or future services.

                 Fifth: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

                 Sixth: By resolution adopted by a majority of the authorized number of Directors, to designate an executive committee and other committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee (other than the executive committee whose proceedings shall be governed by Section 17 of this
Article III of these Bylaws) may be regularly scheduled in advance and may be called at any time by any two (2) members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of the meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all the authority of the Board, except with respect to:

                           (i)    The approval of any action for which the
California General Corporations Law or the Articles of Incorporation also require shareholder approval;

                          (ii)    The filling of vacancies on the Board of
Directors or on any committee;

                         (iii)   The fixing of compensation of the Directors
for serving on the Board or on any committee;

                          (iv)    The adoption, amendment or repeal of Bylaws;

                           (v)    The amendment or repeal of any resolution of
the Board which by its express terms is not so amendable or repealable;

                          (vi)    The declaration of a dividend, or the
authorization or ratification of the repurchase or redemption of shares, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and

                         (vii)    The appointment of other committees of the
Board or the members thereof.


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
         Section 2. Number and Qualifications of Directors. The authorized number of Directors shall be four (4) until changed by amendment of the Articles of Incorporation or by a Bylaw amending this section duly adopted by the vote or written consent of holders of the majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized number of Directors below five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. Directors need not be shareholders of the Corporation.

         Section 3. Election and Term of Office. The Directors shall be elected at each annual meeting, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. All Directors shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified, subject to the California General Corporations Law and the provisions of these Bylaws with respect to vacancies on the Board of Directors.

         Section 4. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, an increase of the authorized number of Directors, or the failure of the shareholders at any annual or special meeting of shareholders at which any Director or Directors are to be elected to elect the full authorized number of Directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony.

                 A vacancy or vacancies in the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected in an annual or special meeting of shareholders called for that purpose. A vacancy in the Board of Directors created by the removal of a Director may be filled only by the vote of the majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of the majority of the outstanding shares. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

                 Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

         Section 5. Place of Meetings. All meetings of the Board of Directors shall be held at any place within or without California which has been designated in the notice of the meeting, or if not stated in the notice or if there is no notice, at any place designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal executive office of the Corporation.

         Section 6. Telephonic Meetings. The members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

         Section 7. Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of the annual meeting of shareholders or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business.

         Section 8. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at 10:30 a.m. on the third Friday of January, April and July. Provided however, should any said day fall on a legal holiday, then the meeting shall be held at the same time on the next day thereafter ensuing which is a full business day.

         Section 9.       Special Meetings.   Special meetings of the Board of
Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any vice-president, the Secretary or any two (2) Directors.

         Section 10. Notice of Directors' Meetings. Call and notice of the annual organization meeting and other regular meetings of the Board of Directors are hereby dispensed with. Notice of the time and place of special meetings shall be personally delivered to each Director or communicated to each Director by telephone, telegraph or mail, charges prepaid, addressed to him at his address as is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of Directors are regularly held. In the case notice is mailed, it shall be deposited in the United States mail at least ninety-six (96) hours prior to the time of the holding of the meeting. In the event notice is communicated by telegraph, it shall be delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In the event notice is delivered personally or communicated by telephone, it shall be so delivered or communicated at least forty-eight (48) hours prior to the time of the holding of the meeting.

                 A notice need not specify the purpose of any regular or
special meeting of the Board of Directors.   Whenever any Director has been
absent from any meeting of the Board of Directors for which notice has not been dispensed with, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such Director.

         Section 11. Quorum. The presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business; provided that such quorum shall at no time be less than one- third (1/3) of the authorized number of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of enough Directors to leave less than a quorum, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 12. Voting. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one (1) or more Directors from voting, is required by law, by the Articles of incorporation or by these Bylaws.

         Section 13. Validation of Meetings Held Without Proper Call or Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is initially present, and if, either before or after the meeting, each of the Directors not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him signs a written waiver of notice, a consent to holding of such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 14. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to meet again at another time or place. In the event a meeting of the Board of Directors is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed and announced at the meeting so adjourned.

         Section 15. Unanimous Written Consent to Actions Taken. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the members of the Board of Directors shall individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the proceedings of the Board of Directors and shall have the same force and effect as a unanimous vote of the Directors.

         Section 16. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board of Directors. Nothing herein shall be considered to preclude any Director from serving the Corporation in any other capacity, including as an officer, agent, employee or otherwise, and receiving compensation therefor.

         Section 17. Executive Committee. In the event the Board of Directors shall appoint an executive committee and shall not provide otherwise, regular meetings of the executive committee shall be held at such times as are determined by the Board or by such committee as appointed, and notice of such regular meetings is hereby dispensed with. Meetings of the executive committee shall be held at the place designated in the notice of the meeting, or if not stated in the notice or if there is no notice, at any place which has been designated from time to time by resolution of the executive committee or by written consent of all the members thereof, or in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the executive committee may be called by the Chairman of the Board, the President, any vice-president who is a member of the executive committee, or any two (2) members thereof, upon written notice to the members of the executive committee of the time and place of such special meeting given in the manner and within the time provided for giving of notice to members of the Board of Directors of the time and place of special meetings thereof. Minutes shall be recorded of each meeting of the executive committee and kept in the book of minutes of the Corporation. Vacancies in the membership of the executive committee may be filled only by the Board of Directors. Only members of the Board of Directors shall serve as members of the executive committee. A majority of the authorized number of members of the executive committee shall constitute a quorum for the transaction of business. The provisions of this
Article III of these Bylaws also apply to the executive committee and action by the executive committee, mutatis mutandis. The Board of Directors may designate one (1) or more Directors as alternate members of the executive committee, who may replace and act in the stead of any absent members at any meeting of such committee.


                                   ARTICLE IV

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer (who may be called the Treasurer). The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one (1) or more vice-presidents, one (1) or more assistant secretaries, one (1) or more assistant financial officers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article IV. Any number of offices may be held by the same person.

         Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or shall be removed by the Board of Directors or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the Chairman of the Board or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the appointing authority may designate, subject to any limitations imposed by resolution of the Board of Directors.

         Section 4. Removal. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

         Section 5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, without prejudice however to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         Section 7. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         Section 8. President. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, or if there be none, he shall preside at all meetings of the shareholders and the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         Section 9. Vice-Presidents. In the absence or disability of the President, the vice-presidents, if there be any, in order of their rank as fixed by the Board of Directors or, if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

         Section 10. Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office of the Corporation and such other place or places as the Board of Directors may order, a book of minutes of actions taken at all meetings of Directors, committees and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

                 The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                 The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

                 The Secretary shall keep at the principal executive office, and if the Corporation's principal executive office is not in California, at the Corporation's principal business office in California, the original or a copy of these Bylaws as amended to date.

         Section 11. Chief Financial Officer. The Chief Financial Officer (who may be called the Treasurer) shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, income, losses, changes in financial position, capital stock, retained earnings and shares.

                 The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                                   ARTICLE V

                                 MISCELLANEOUS

         Section 1. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, give consent to corporate action in writing without a meeting, receive any report, receive any dividend or other distribution or any allotment of rights, or exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. In the event the Board of Directors does not fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later. Only shareholders of record on the record date are entitled to notice of and to vote at any such meeting, give consent without a meeting, receive any report, receive a dividend, distribution or allotment of rights, or exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. In the event such a meeting is adjourned for more than forty-five (45) days from the date set for the original meeting, the Board of Directors shall fix a new record date.

         Section 2. Director Inspection of Corporate Records. Every Director shall have the absolute right at any reasonable time to inspect all books of account, records and documents of every kind and to inspect the physical properties of the Corporation and all of its subsidiaries, both domestic and foreign. Inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

         Section 3. Shareholder Inspection of Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board of this Corporation and all of its subsidiaries shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate. Inspection by shareholder or a holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

                 A shareholder or shareholders who hold at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation, or hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of Directors of the Corporation shall have the right, exercisable in person or by agent or attorney, to inspect and copy the record of shareholders' names and addresses and shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

                 Every shareholder shall have the absolute right to inspect at all reasonable times during office hours the original or a copy of these Bylaws as amended to date, at the Corporation's principal executive office, or if its principal executive office is not in California, then at its principal business office in California. In the event the principal executive office of the Corporation is outside California and the Corporation has no principal business office in California, it shall upon the written request of any shareholder furnish to such shareholder a copy of the Bylaws as amended to date.

         Section 4. Annual and Financial Reports. The requirement for the sending of an annual report to the shareholders, except upon proper request as set forth below, is hereby expressly waived.

                 A shareholder or shareholders holding in the aggregate at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three (3) month, six (6) month, or nine
(9) month period of the current fiscal year ended not less than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of such period, and in addition, an annual report for the last fiscal year. The annual report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial condition for such fiscal year. The income statement, balance sheet, and the annual report, shall be delivered to the person making the request within thirty (30) days thereafter. In addition, the Corporation shall upon the written request of any shareholder mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The annual report, quarterly income statement and balance sheets and other financial statements referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of the Chief Financial Officer or any other officer authorized by the Board of Directors that such financial statements were prepared without audit from the books and records of the Corporation. A copy of any of such statement and reports shall be kept on file in the principal executive office of the Corporation for twelve
(12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

         Section 5. Share Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice-Chairman of the Board or the President or any vice-president and by the Chief Financial Officer or any assistant financial officer or the Secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile, provided that in such event at least one (1) signature, including that of any of the aforementioned officers or the Corporation's registrar or transfer agent, if any, shall be manually signed. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                 There shall appear on certificates for shares of the Corporation the following facts if, and to the extent, applicable:

                 (a) The shares are subject to restrictions upon transfer, including those imposed by the California Corporate Securities Law of 1968, the federal securities laws, any agreement between the Corporation and the issuee thereof, the Articles of Incorporation, these Bylaws or otherwise;

                 (b)  The shares are assessable;

                 (c) The shares are not fully paid and the total amount of the consideration to be paid therefor and the amount theretofore paid thereon;

                 (d) The shares are subject to a close corporation voting agreement;

                 (e) The shares are subject to restrictions upon voting rights contractually imposed by the Corporation;

                 (f)  The shares are redeemable;

                 (g)  The shares are convertible and the period for conversion;

                 (h) The Corporation has elected to be taxed pursuant to the provisions of Subchapter S of the Internal Revenue Code of 1954, as amended; and

                 (i) The shares are classified or a class of the shares has two (2) or more series, and a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof.

                 No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that the Board of Directors may authorize the issuance of a new share certificate in the place of any certificate theretofore issued by the Corporation and alleged to be lost, stolen or destroyed in the event that: (i) the request for the issuance of the new certificate is made within a reasonable time after the holder of the old certificate has notice of its loss, destruction or theft and prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser or holder in due course; and (ii) the holder of the old certificate files a sufficient indemnity bond with or provides other adequate security to the Corporation and satisfies any other reasonable requirements imposed by the Board. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation and the holders of the old and new certificates shall be governed by the provisions of sections 8104 and 8405 of the California Commercial Code.

         Section 6. Representation of Shares of Other Corporations. The Chairman of the Board, the President or any vice- president, or the Chief Financial Officer, or any assistant financial officer, and the Secretary or any assistant secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized to do so by proxy or power of attorney duly executed by any of said officers.

         Section 7. Registrars and Transfer Agents. The Board of Directors may appoint one (1) or more registrars of transfers, which shall be incorporated banks or trust companies, either domestic or foreign, and one (1) or more transfer agents or transfer clerks, who shall be appointed at such times and places as the Board of Directors shall determine.

         Section 8. Subchapter S Election. If this Corporation has elected to be taxed pursuant to the provisions of Subchapter S of the Internal Revenue Code of 1954 as amended, then the Corporation, any shareholder and any person to whom any of its shares are transferred shall not do any act or take any course of conduct which shall have the effect of terminating such election without the prior vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Corporation or the written consent of the persons entitled to vote such shares.

         Section 9. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors, and having been so determined, is subject to change from time to time as the Board of Directors shall determine.

         Section 10. Checks, Drafts and Other Instruments. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

         Section 11. Execution of Contracts and Instruments. The Board of Directors, except as these Bylaws may otherwise provide, may authorize one (1) or more officers or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any instrument may also be executed on behalf of and in the name of the Corporation by the Chairman of the Board, the President, or any vice- president, and the Secretary or any assistant secretary, Chief Financial Officer or any assistant financial officer.

         Section 12. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules or construction and definitions contained in the California General Corporations Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation, partnership in trust, as well as a natural person.

         Section 13. Indemnification and Liability Insurance. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts incurred in connection with such proceeding to the fullest extent permitted by the provisions of California and federal law.

                 Expenses incurred by any agent of this Corporation in defending any proceeding may be advanced by this Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified.

                 The Board of Directors may authorize the purchase and maintenance of insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of California and federal law.


                                   ARTICLE VI

                       RESTRICTION ON TRANSFER OF SHARES


         Section 1. Options to Purchase. The shares of this Corporation shall be issued and held upon the condition that before there can be a valid sale or transfer of any of said shares or any interest therein, the holder of the shares to be sold or transferred shall give notice to the Secretary of this
Corporation of his intention to sell or transfer such shares.   Said notice
shall specify the number of shares to be sold or transferred, the purchase consideration and the price per share, the terms upon which such holder intends to make such sale or transfer, and the name of the intended purchaser or transferee. The Board of Directors shall have ten (10) days from the date of receipt of such notice by the Secretary within which to exercise an option to purchase such shares for the Corporation at the same price and upon the same terms as set forth in said notice. The right of this Corporation to exercise such option and to purchase such shares is subject to the restrictions governing the right of a corporation to purchase its own shares contained in Chapter 5 of the California General Corporations Law, and such other pertinent governmental restrictions as may from time to time be effective.

                 If any such shares shall not be purchased by the Corporation, the Secretary shall notify all of the shareholders of record by mail of said proposed sale or transfer. Said notice to shareholders shall contain the same information concerning the proposed sale or transfer as received by the Corporation, and the Secretary shall mail said notice to the shareholders immediately upon receipt by him of notification from the Board of Directors that the Corporation will not purchase any or all of said shares, and in no event later than ten (10) days after receipt by the Secretary of the notice of intended sale or transfer. Within twenty (20) days after the date of mailing of said notice to the shareholders, any shareholder desiring to acquire any or all of the shares referred to in said notice shall deliver to the Secretary a written offer to purchase said shares or a specified number thereof at the same price per share and upon the same terms stated in the above-mentioned notice filed with the Secretary.

                 If the total number of shares specified in such offers by shareholders equals but does not exceed the number of shares referred to in said notice and not purchased by this Corporation, then the offering shareholders shall be entitled to purchase the shares pursuant to their respective offers. If the total number of shares specified in said offers exceeds the number of shares referred to in said notice and not purchased by the Corporation, each offering shareholder shall be entitled to purchase such proportion of the shares available for purchase as the number of shares of the Corporation which he holds bears to the total number of shares held by all of such shareholders offering to purchase shares. If the total number of shares specified in such offers to purchase is less than the number of shares referred to in said notice and not purchased by the Corporation, the offering shareholders shall not be entitled to purchase any shares, and the exercise of any option to purchase, or election to purchase any shares by the Corporation shall be void and without force and effect. The seller or transferor in such case may sell or transfer said shares subject to the provisions and restrictions provided for below.

                 Any shares mentioned in such a notice of intention to transfer and not purchased by the Corporation or the shareholders, may be sold or transferred at any time within six (6) months from the date of such notice to the person and at the price and terms specified therein. Such purchaser or transferee shall receive and hold said shares subject to all of the provisions and restrictions herein contained.

         Section 2. Nonmonetary Consideration. Notwithstanding anything in Section 1 of this Article VI to the contrary, in the event that part or all of the purchase consideration specified in the notice to the Secretary of the Corporation is other than money, such notice shall also specify the fair market value in monetary terms of such other consideration; and the Corporation and the


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
shareholders shall have the right to exercise their respective options to purchase said shares by delivery of a written offer specifying a per share purchase price equal to the total of the money consideration and the fair market value of the consideration other than money specified in said notice. With regard to the terms of the offer of the Corporation or a shareholder, the fair market value of consideration other than money shall be paid in cash. As used in this section, "consideration other than money" shall not mean the proposed purchaser's promissory note or other evidence of indebtedness.

                 In the event the Corporation or any shareholder, as the case may be, objects to the amount specified in the notice as the fair market value of consideration other than money, they may give within ten (10) days of the receipt of such notice written notice to the Secretary of its or his intention to submit the matter to an appraiser for a determination. Pending such determination, the time for exercising options to purchase shall be stayed. Within fifteen (15) days from the date of delivery of such notice of submission to an appraiser, the objector and the holder of the shares to be sold shall select a mutually satisfactory single neutral appraiser. In the event the parties are unable to make such a selection, then either party may at any time thereafter apply to the Superior Court of the State of California in and for the County of San Diego (pursuant to a petition to compel arbitration) for the appointment of a single neutral appraiser in accordance with the California Code of Civil Procedure.

                 The appraiser shall determine the fair market value of the consideration other than money. The decision of the appraiser shall be final and binding upon the objector and the holder of the shares to be sold. As soon as the purchase price has been determined, the appraiser shall give written notice thereof to the parties and to the Secretary. All expenses of appraisal and proceedings to appoint an appraiser shall be borne equally by the parties who exercise their option to purchase shares (who shall share such expenses between themselves in proportion to the number of shares of each elects to purchase), on the one hand, and the holder of shares to be sold on the other, unless the Corporation and every shareholder thereafter fail to exercise their respective options, in which case the objector shall bear all such expenses.

         Section 3.       Waiver.  The provisions of Sections 1 and 2 of this
Article VI and the options and rights therein granted may be waived in writing by the corporation or by any shareholder with respect to any proposed sale or transfer of shares. In the event any such waiver is given, the provisions of this Article as to each of the waiving parties shall not be applicable to the proposed sale or transfer of shares with respect to which such waivers shall have been executed, but shall be applicable to any other shares or transfer of shares.

         Section 4. Termination. The provisions of this Article VI with respect to the transfer of shares shall be applicable until the earliest date on which the Corporation has ten (10) or more shareholders of record, and thereupon, shall automatically cease to be of any further force or effect. For purposes of this Section 4 of Article VI, shares held by husband and wife, whether or not jointly, shall be considered to be held by one (1) person.

                                  ARTICLE VII

                                   AMENDMENTS

         Section 1. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the shares entitled to vote or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation; provided however, that Article VI and this Article VII may be amended or repealed only upon the affirmative vote of the shares entitled to vote at least eighty percent (80%) of the shares entitled to vote or the written consent of shareholders entitled to vote such shares, and
Section 8 of Article V may be amended or repealed only upon the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares entitled to vote or the written consent of shareholders entitled to vote such shares.

         Section 2. Power of Directors. Subject to the right of shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal Bylaws, the Board of Directors may adopt new Bylaws or amend or repeal these Bylaws other than Section 8 of Article V, Article VI and this Article VII; provided however, that the Board of Directors may not adopt, amend or repeal a Bylaw changing the authorized number of Directors except for the purpose of fixing the exact number of Directors within the limits specified in
Section 2 of Article III of these Bylaws if said section provides for a variable number of Directors.

                          CERTIFICATE OF INCORPORATOR


                 The undersigned does hereby certify that:

                          1.  I am the Incorporator of INTRAMED, INC.
                                        ; and

                          2. The foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by me this day.

                          DATED:  July 24, 1981





                                        /s/ Thomas C. Ackerman
                                        --------------------------------
                                        Thomas C. Ackerman
                                        Incorporator

                              AMENDMENT OF BYLAWS


                 Set forth below is an amendment to the Bylaws of Medical Imaging Centers of America, Inc. duly and validly approved by the shareholders of this corporation as of May 21, 1984.

                          Section 2.  Number and Qualification of Directors.

                                  (a)   The number of Directors of  the
                 Corporation shall not be less than five (5) nor more than nine
                 (9) until changed by amendment of the Articles of Incorporation or by a Bylaw amending this section, duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized minimum number of Directors below five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. The exact number of Directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation or in this section, by a Bylaw or amendment thereof, duly adopted by shareholders or by the Board of Directors; and

                                  (b)  Subject to the foregoing provisions for
                 changing the number of Directors, the exact number of Directors of this Corporation shall be five (5).




                                        /s/ Thomas C. Ackerman
                                        --------------------------------------
                                        Thomas C. Ackerman, Secretary

                              AMENDMENT OF BYLAWS


         Set forth below is an amendment to the Bylaws of Medical Imaging Centers of America, Inc. duly and validly approved by the directors of this corporation as of May 24, 1995.

         Article II, Section 2.  Annual Meetings.

                 The Annual Meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each Annual Meeting, directors shall be elected and any other proper business may be transacted.

         Article III, Section 8.  Other Regular Meetings.

                 Other regular meetings of the Board of Directors shall be held without call at times to be fixed by the Board of Directors from time to time. Such regular meetings may be held without notice.

         Article III, Section 10.  Notice of Directors' Meetings.

                 Amended to provide that communication by fax shall constitute delivery of notice by telephone.





                                        /s/ Denise L. Sunseri
                                        -----------------------------------
                                        Denise L. Sunseri, Secretary